UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 26, 2007

VCG Holding Corp.

(Exact name of registrant as specified in its charter)

Colorado	001-32208	84-1157022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

390 Union Boulevard, Suite 540
Lakewood, Colorado		80228
(Address of Principal Executive Offices)		(Zip Code)

(303) 934-2424

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03            Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                Effective December 26, 2007, the Board of Directors of VCG Holding Corp. (the “Company”) unanimously authorized the amendment and restatement of the Company’s Bylaws so that Section 6.1 of the Bylaws complies with Nasdaq Marketplace Rule 4350(l).  The amendments to the Company’s Bylaws affirm that all shares of the Company’s stock shall comply with the direct registration system requirements established by The Nasdaq Stock Market, including the requirement that the Company’s stock be eligible for issuance in book-entry form.

                In addition, the amendments to the Company’s Bylaws designate and establish the duties of the Company’s Chief Executive Officer.  Certain additional clarifying and non-substantive amendments were also made to other provisions of the Bylaws.

                The summary of changes to the Company’s Bylaws set forth above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of the Company, a copy of which is attached to this Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of VCG Holding Corp.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

Date: December 26, 2007	By:	/s/ Brent J. Lewis
Brent J. Lewis
Chief Financial Officer